Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces First Quarter 2020 Quarterly Report Date and Provides Company and COVID-19 Update

PHOENIX, AZ, April 20, 2020 -- VEREIT, Inc. (NYSE: VER) ("VEREIT" or the "Company") today announced that it expects to issue, jointly with its operating partnership, VEREIT Operating Partnership, L.P. (the “Operating Partnership”), its First Quarter 2020 Quarterly Report on Form 10-Q on Wednesday, May 20, 2020. The Company will also host an earnings conference call, which will also be webcasted, on the same day at 4:15 p.m. Eastern Time to discuss the operating results.

Transparency is a cornerstone of VEREIT’s business approach, and in response to the impact of the novel coronavirus (COVID-19) and the rapidly evolving market, the Company understands the need for shareholders to have access to information. For this purpose, below are a number of year-to-date updates on VEREIT’s business activity including the withdrawal of 2020 guidance, balance sheet liquidity, transaction activity, details on its real estate portfolio, and a status update on CEO Glenn Rufrano.

2020 Guidance
Given the economic uncertainty and rapidly-evolving circumstances related to COVID-19, the Company is withdrawing its previously issued 2020 guidance and is not providing an updated outlook at this time.

Balance Sheet Status
As a cautious safeguard, during the first quarter, VEREIT initiated an additional draw, in excess of normal operating requirements, of $600 million on the Company’s revolving line of credit to enhance its cash position. As of April 17, 2020, VEREIT had corporate liquidity of approximately $1.2 billion comprised of $565.1 million in cash and cash equivalents and $588.0 million of availability under its credit facility.

Year-to-Date Transaction Activity

•	Acquisitions totaled $146.2 million; in addition, the office partnership acquired a $33.1 million property of which the Company’s cash contribution to the purchase amount was $2.7 million

•	Dispositions totaled $179.4 million including the Company’s share of dispositions contributed to the office partnership of $70.2 million

•	As the impact of COVID-19 grew in March, VEREIT paused balance sheet acquisition transactions in process to take time to better understand the current environment

Real Estate Portfolio Update
As of April 17, 2020, VEREIT has received approximately 75% of April rent, and expects to receive an additional 2% paid in arrears by a Government agency tenant. VEREIT is in continuing discussions with tenants regarding unpaid rent. The property type breakdown for the April rent referred to above is as follows:

•	Retail: 79%

•	Restaurants: 35%

•	Office: 94% - includes an additional 8% of expected rent paid in arrears by a Government agency tenant

•	Industrial: 96%

Our dedicated property type asset management teams have been in discussion with tenants to understand the impact of COVID-19 on their businesses. Rent relief requests have been received for tenants representing approximately 33% of rental income on an annualized basis, including some tenants that paid April rent. These requests vary in timeframes, but are concentrated within the two to four month range. Whether VEREIT enters into any lease amendments or agreements with its tenants to grant rent relief will be decided as appropriate, based on each tenant’s unique financial and operating situation. The Company is evaluating each tenant request on a case-by-case basis, including analyzing metrics such as industry segment, corporate financial health, rent coverage, and the tenant’s liquidity. The Company cannot predict at this time the amount of rent expected to be collected in months subsequent to April 2020.

CEO Glenn Rufrano
On March 30, 2020, VEREIT filed a Form 8-K to disclose that Glenn Rufrano, VEREIT’s Chief Executive Officer, tested positive for the novel coronavirus (COVID-19). Mr. Rufrano has since recovered and is now back at work, remotely, along with the rest of the firm.

Audio Webcast and Call Details
The live audio webcast will be available, beginning at 4:15 p.m. ET on Wednesday, May 20, 2020, on the Company’s Investor Relations website at: http://ir.vereit.com/.  The dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international).  Participants should log in 10-15 minutes early.

Approximately one hour following the call, a replay of the webcast will be available at the link above and archived for up to 12 months. A telephone replay of the conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international), passcode 10143075. The telephone replay will be available until June 3, 2020.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S.  The Company has total real estate investments of $14.8 billion including approximately 3,900 properties and 89.5 million square feet. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.  Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended), which reflect the Company’s expectations and projections regarding future events and plans, the Company’s future financial condition, results of operations, liquidity and business, including the timing for the filing of the Company’s and the Operating Partnership’s Form 10-Q, the earnings conference call, acquisitions, rent receipts, rent relief requests and the withdrawal of 2020 guidance. Generally, the words “anticipates,” “assumes,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company’s control, that could cause actual events and plans or could cause the Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rent payments) and the economy generally; the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the Company’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company’s properties; risks accompanying the management of its industrial partnership and office partnership; the impact of impairment charges in respect of certain of the Company’s properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company’s management with respect to such programs; competition in the acquisition and disposition of properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company’s tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Company’s substantial indebtedness, including that such indebtedness may affect the Company’s ability to pay dividends and that the terms and restrictions within the agreements governing the Company’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | PChapman@Rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com